UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

FORMA THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39333	37-1657129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Forma Therapeutics Holdings, Inc.

300 North Beacon Street, Suite 501
Watertown, Massachusetts 02472
(Address of principal executive offices, including zip code)

(617) 679-1970

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FMTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2022, Forma Therapeutics Holdings, Inc., a Delaware corporation (the “Company” or “Forma”), Novo Nordisk A/S, a Danish aktieselskab (“Parent” or “Novo Nordisk”), and NNUS New Dev, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share, of the Company (“Common Stock”) (other than Excluded Shares (as defined in the Merger Agreement)), at a price per share of $20.00, net to the seller in cash without interest (the “Offer Price”) and subject to any withholding of taxes required by applicable law. The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the date that is 20 business days following the commencement of the Offer, subject to extension under certain circumstances.

Purchaser’s obligation to accept for payment shares of Company Common Stock validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including that (i) there be validly tendered and not validly withdrawn a number of shares of Company Common Stock (but excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as defined by Section 251(h)(6)(f) of the DGCL), together with the shares of Company Common Stock then owned by Parent or Purchaser, representing at least one share more than 50% of the then outstanding shares of Company Common Stock; (ii) the waiting period (and extensions thereof) applicable to consummation of the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or been terminated; (iii) there is no governmental entity of competent and applicable jurisdiction having enacted, issued, promulgated, enforced or entered any order or law that is in effect and restrains, enjoins or otherwise prohibits or makes illegal consummation of the Offer or the Merger; (iv) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary thresholds and exceptions; (v) the Company’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement; (vi) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) and (vii) other customary conditions set forth in Annex I of the Merger Agreement.

Following the consummation of the Offer, subject to the conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will merge with and into the Company, with the Company as the surviving corporation in the Merger. The Merger will be governed by Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger.

Pursuant to the Merger, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock (a) held in the treasury of the Company, (b) that as of immediately prior to the effective time of the Merger (the “Effective Time”) were owned by Parent, any subsidiary of Parent (excluding Purchaser), any subsidiary of the Company or Purchaser, or (c) irrevocably accepted for payment in the Offer will be automatically canceled and converted into the right to receive $20.00 in cash, without interest.

In addition, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (i) each stock option of the Company, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled and automatically converted into the right to receive for each share of Company Common Stock underlying such Company Option, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Parent or the surviving corporation equal to the excess of the Merger Consideration (as defined in the Merger Agreement) over the per share exercise price of such Company Option, (ii) each outstanding restricted stock unit of the Company that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and automatically converted into the right to receive for each share of Company Common Stock underlying such Company RSU, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Parent or the surviving corporation equal to the Merger Consideration, and (iii) each Company restricted stock award that is outstanding immediately prior to the Effective Time shall be cancelled and automatically converted into the right to receive for each share of Company Common Stock underlying such Company restricted stock award, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Parent or the surviving corporation equal to the Merger Consideration.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time.

The Company has agreed to customary restrictions on its ability to solicit alternative takeover proposals from third parties and engage in discussions or negotiations with third parties regarding takeover proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to a bona fide, unsolicited takeover proposal that the Board of Directors of the Company has determined constitutes or could reasonably be expected to result in a superior proposal (as such term is defined in the Merger Agreement), if failing to do so would be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a superior proposal, the Company will be required to pay Parent a termination fee in the amount of $34.5 million.

The Company’s Board of Directors has unanimously (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, (ii) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are in the best interests of the Company and its stockholders, (iii) resolved that the Merger Agreement and the Merger will be effected under Section 251(h) of the DGCL, and (iv) resolved, subject to the terms of the Merger Agreement, to recommend that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock to Purchaser pursuant to the Offer.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Tender and Support Agreement

In connection with the execution of the Merger Agreement, stockholders affiliated with RA Capital Management, L.P., solely in their respective capacities as stockholders of the Company who collectively beneficially own approximately 19% of the outstanding shares of Common Stock of the Company, entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with Parent and Purchaser. The Tender and Support Agreement provides, among other things, that each applicable stockholder will tender all of the shares of Common Stock held by such stockholder to Purchaser in the Offer and (if applicable) vote all of its shares of Common Stock in favor of the Merger.

The form of Tender and Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable stockholder or the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Purchaser.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Tender and Support Agreement, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01.	Other Information.

On September 1, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.2.

Cautionary Note Regarding Forward-Looking Statements

This document relates to Novo Nordisk, Forma and the acquisition of Forma by Novo Nordisk and includes express or implied forward-looking statements about the proposed acquisition of Forma by Novo Nordisk, etavopivat, its therapeutic benefits and its regulatory development pathway, and the operations of the combined company that involve risks and uncertainties relating to future events and the future performance of Novo Nordisk and Forma. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied: statements regarding the business combination and related matters, closing conditions, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses; statements of targets, plans, objectives or goals for future operations, including those related to Novo Nordisk’s and Forma’s products, product research, product development, product introductions and product approvals as well as cooperation in relation thereto; statements containing projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures; statements regarding future economic performance, future actions and outcome of contingencies such as legal proceedings; and statements regarding the assumptions underlying or relating to such statements.

These statements are based on current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this document, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Forma’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the possibility that the proposed transaction may not be completed in the time frame expected by Novo Nordisk and Forma, or at all; failure to realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Novo Nordisk’s or Forma’s common stock and/or Novo Nordisk’s or Forma’s operating results; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; delay or failure of projects related to research and/or development; unplanned loss of patents; interruptions of supplies and production, product recalls, unexpected contract breaches or terminations; government-mandated or market-driven price decreases for Novo Nordisk’s or Forma’s products; introduction of competing products; reliance on information technology; Novo Nordisk’s or Forma’s ability to successfully market current and new products; Novo Nordisk’s, Forma’s, and their collaborators’ ability to continue to conduct research and clinical programs; exposure to product liability and legal proceedings and investigations; changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing and marketing; perceived or actual failure to adhere to ethical marketing practices; investments in and divestitures of domestic and foreign companies; unexpected growth in costs and expenses; failure to recruit and retain the right employees; failure to maintain a culture of compliance; and epidemics, pandemics or other public health crises and their impact on Novo Nordisk’s and Forma’s respective businesses, operations, supply chain, patient enrollment and retention, clinical trials, strategy, goals and anticipated milestones. A more complete description of these and other material risks can be found in Novo Nordisk’s and Forma’s filings with the SEC, including annual reports on Form 20-F and Form 10-K, as applicable, for the year ended December 31, 2021 and other documents that may be filed from time to time with the SEC, as well as, the Schedule TO and related tender offer documents to be filed by Novo Nordisk and its indirect wholly owned subsidiary, Purchaser, and the Schedule 14D-9 to be filed by Forma.

Any forward-looking statements speak only as of the date of this document and are made based on the current beliefs and judgments of Novo Nordisk’s and Forma’s management, and the reader is cautioned not to rely on any forward-looking statements made by Novo Nordisk or Forma. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Unless required by law, neither Novo Nordisk nor Forma is under no duty and undertakes no obligation to update or revise any forward-looking statement after the distribution of this document, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The tender offer referenced in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Forma, nor is it a substitute for the tender offer materials that Forma, Parent or Purchaser will file with the SEC. The solicitation and offer to buy Forma stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Parent intends to file with the SEC. At the time the tender offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO and thereafter Forma will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. FORMA’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF FORMA SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Forma at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Parent or Forma. Copies of the documents filed with the SEC by Forma will be available free of charge on Forma’s website at https://ir.formatherapeutics.com or by contacting Forma’s Investor Relations Department at 617-679-1970. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at https://novonordisk.com/investors or by contacting Parent’s Investor Relations Department at +45 4444 8888.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Forma files annual, quarterly and current reports and other information with the SEC and Parent files annual reports, reports of foreign issuers and other information with the SEC. You may read and copy any reports or other information filed by Parent or Forma at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Parent’s and Forma’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 31, 2022, by and among Novo Nordisk A/S, NNUS New Dev, Inc. and Forma Therapeutics Holdings, Inc.

99.1	Tender and Support Agreement, dated as of August 31, 2022 by and among Novo Nordisk A/S, NNUS New Dev, Inc. and certain Stockholders of Forma Therapeutics Holdings, Inc.

99.2	Joint Press Release issued on September 1, 2022 by Novo Nordisk A/S and Forma Therapeutics Holdings, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMA THERAPEUTICS HOLDINGS, INC.

Date: September 1, 2022	By:	/s/ Jeannette Potts, Ph.D., J.D.
Jeannette Potts, Ph.D., J.D. SVP, General Counsel